Exhibit 5.1
Dechert LLP
30 Rockefeller Plaza
New York, NY 10112-2200
+1 212 698 3500 Main
+1 212 698 3599 Fax
www.dechert.com
October 27, 2006
H&E Equipment Services, Inc.
11100 Mead Road, Suite 200
Baton Rouge, Louisiana 70816
               Re: Form S-8 Registration Statement
Ladies and Gentlemen:
We have acted as special counsel to H&E Equipment Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 4,568,417 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), which may be issued pursuant to the H&E Equipment Services, Inc. Amended and Restated 2006 Stock-Based Incentive Compensation Plan (the “Plan”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter, other than as to the validity of the Shares.
In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, agreements, certificates, corporate records and other instruments, and examined such questions of law as we have deemed necessary or appropriate for the purposes of rendering this opinion, including the following documents:
(1)	the Registration Statement;

(2)	the Plan; and

(3)	the Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws of the Company, filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.
As to the facts on which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers and representatives of the Company.

October 27, 2006
H&E Equipment Services, Inc.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies and the legal capacity of natural persons.
In rendering the opinion expressed below, we have assumed that (i) prior to the issuance of any of the Shares, there will exist under the Charter the requisite number of authorized but unissued shares of Common Stock and (ii) appropriate certificates representing shares of Common Stock will be executed and delivered upon the issuance and sale of any such Shares, and that such certificates will comply with all applicable requirements of Delaware law. In addition, we have assumed that (x) option grants or stock awards under the Plan pursuant to which the Shares are issuable will have been duly authorized and issued by the Company in accordance with the terms of the Plan and any relevant agreements thereunder and in accordance with the Charter and applicable Delaware law, (y) the resolutions authorizing the Company to issue the Shares in accordance with the terms and provisions of the Plan will remain in effect and unchanged at all times during which the Shares are issued by the Company, and (z) the Registration Statement, and any amendments thereto, at the time of the issuance of the Shares, will continue to be effective under the Securities Act.
The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion concerning the laws of any other jurisdiction.
On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act and (ii) the Shares are issued and delivered against receipt by the Company of payment therefor in accordance with the terms and conditions of the Plan and any relevant agreements thereunder, the Shares will be validly issued, fully paid and nonassessable.
This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Dechert LLP